EXHIBIT 10(j)(2)
                         AMERICAN ELECTRIC POWER SYSTEM
                      SUPPLEMENTAL RETIREMENT SAVINGS PLAN


                  AMENDED AND RESTATED AS OF JANUARY 1, 2001


                                    ARTICLE I

                           Purposes and Effective Date

      1.1 The American Electric Power System Supplemental Retirement Savings Plan is established to provide to eligible employees a tax-deferred savings opportunity otherwise not available to them under the terms of the American Electric Power System Retirement Savings Plan because of contribution restrictions imposed by the Internal Revenue Code.

      1.2 The effective date of the American Electric Power System Supplemental Retirement Savings Plan is January 1, 1994 and the effective date of the Amended and Restated American Electric Power System Supplemental Retirement Savings Plan is January 1, 2001.


                                   ARTICLE II

                                   DEFINITIONS

      2.1 "Account" means the separate memo account established and maintained by the Company or the recordkeeper employed by the Company to record Contributions allocated to a Participant's Account and to record any related Investment Income on the Fund or Funds selected by the Participant.

      2.2 "Applicable Federal Rate" means 120% of the applicable federal long-term rate, with monthly compounding (as prescribed under Section 1274(d) of the Code), published for the December immediately prior to the Plan year.

      2.3 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      2.4 "Committee" means the Employee Benefit Trusts Committee as established by the Board of Directors of American Electric Power Service Corporation.

      2.5 "Compensation" means the sum of a Participant's regular base salary or wage including any salary or wage reductions made pursuant to sections 125 and 402(e)(3) of the Code and contributions to this Plan and incentive compensation paid pursuant to the terms of an annual incentive compensation plan up to a maximum of one million dollars, provided that compensation shall not include non-annual bonuses (such as but not limited to project bonuses and sign-on bonuses), severance pay, relocation payments, or any other form of additional compensation that is not considered to be part of base salary, base wage or incentive compensations.

      2.6 "Company" means the American Electric Power Service Corporation and its subsidiaries and affiliates.

      2.7 "Company Contributions" means the matching contributions made by the Company pursuant to section 3.2.

      2.8 "Contributions" means, as the context may require, Participant Contributions and Company contributions.

      2.9 "Corporation" means the American Electric Power Company, Inc., a New York corporation.

      2.10 "Eligible Employee" means an employee of the Company whose base salary or base wage, including salary or wage reductions made pursuant to section 125 and 402(e)(3) of the Code, equals or exceeds $100,000

      2.11 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      2.12 "Fund" means the investment options made available to participants in the Savings Plan and includes the Interest Bearing Account.

      2.13 "Investment Income" means with respect to Participant Contributions and Company Contributions the earnings, gains and losses derived from the investment of such Contributions in a Fund or Funds.

      2.14 "Interest Bearing Account" means an investment option to be made available to Participants in this Plan in which the Contributions invested in this option are credited with interest at the Applicable Federal Rate.



      2.16 "Pay Reduction Agreement" means an agreement between the Company and the Participant in which the Participant elects to reduce his or her Compensation for the Plan Year and the Company agrees to treat the amount of the salary reduction as a Participant Contribution to this Plan.

      2.17  "Participant   Contributions"   means   contributions  made  by  the
Participant pursuant to an executed Pay Reduction Agreement subject to the Participant Contribution limits contained in section 3.1.

      2.18 "Plan" means the American Electric Power System Supplemental Retirement Savings Plan.

      2.19 "Plan year" means the calendar year commencing each January 1 and ending each December 31.

      2.20 "Savings Plan" means the American Electric Power System Retirement Savings Plan, a plan qualified under section 401(a) of the Code, as in effect from time to time.




                                   ARTICLE III

                                  CONTRIBUTIONS

      3.1 A Participant may elect to make Participant Contributions by executing a Pay Reduction Agreement. All Participant Contributions (i) shall be made by payroll deductions at the end of each payroll period, (ii) shall be based upon the Compensation the Participant received during such payroll period, and (iii) shall commence as soon as practicable after the Participant completes and delivers to the Committee a Pay Reduction Agreement. Participant Contributions are to be made in multiples of one (1) whole percentage of Compensation, not to exceed 20 percent of Compensation for any payroll period or Plan Year. The maximum Participant Contribution for any Plan Year shall not exceed the difference between (a) the Participant's Compensation for the Plan Year times 20 percent and (b) the aggregate amount of the Participant's Before-Tax and After-Tax contributions to the Savings Plan.

      3.2 Subject to the limitation contained in section 3.3, the Company shall be deemed to contribute to the Plan on behalf of each Participant an amount equal to 75% of the amount, not in excess of 6% of a Participant's Compensation, contributed to the Plan by the Participant.

      3.3 The amount of Company Contributions deemed to be contributed to the Plan on behalf of a Participant in combination with contributions made by the Company to the Savings Plan on behalf of the Participant, shall, in the aggregate be equal to the lesser of (a) 75% of the Participant Contributions made by the Participant to this Plan and the Savings Plan, or (b) 4.5% of the Participant's Compensation. If the aggregate contributions exceed the lesser limitation, Company Contributions credited to the Participant's Account shall be reduced until the aggregate Company Contributions made under both the Savings Plan and this Plan do not exceed the limitation.

      3.4 Employees who become eligible for the Plan during the Plan Year shall become Participants on the first day of the Plan Year following the next annual enrollment period, provided they enter into a Pay Reduction Agreement during the enrollment period.




                                   ARTICLE IV

                           INVESTMENT OF CONTRIBUTIONS

      4.1 Participant Contributions and Company Contributions shall be invested in the Funds selected by the Participant. The Participant may change the selected Funds by notifying the recordkeeper retained by the Company. Any change in the Funds selected by the Participant shall be implemented as soon as practicable.

      4.2 A Participant may elect to transfer all or a portion of the Contributions from any Fund or Funds to any other Fund or Funds by giving notice to the recordkeeper retained by the Company. Transfers between Funds may be made in any whole percentage or dollar amounts and shall be implemented as soon as possible.

      4.3 The Funds shall be valued daily at their fair market value and each Participant's Account shall be valued daily at its fair market value. The fair market value calculation for a Participant's Account shall be made after all Contributions, withdrawals, distributions, Investment Income and transfers for the day are recorded.

      4.4 The Plan is an unfunded non-qualified deferred compensation plan and therefore the Contributions credited to a Participant's Account and the investment of those Contributions in the Fund or Funds selected by the Participant are memo accounts that represent general, unsecured liabilities of the Company payable exclusively out of the general assets of the Company.


                                    ARTICLE V

                  ELECTION, DISTRIBUTIONS AND BENEFICIARIES

      5.1 In order for an election to make Participant Contributions to be effective for any given Plan Year, the Participant must enter into an irrevocable Pay Reduction Agreement during the annual enrollment period preceding the Plan Year as to which the election is to take effect. The Pay Reduction Agreement shall remain in force as to the Plan Year for which it is delivered and shall carry forward for each subsequent Plan Year until it is revoked or superseded by a new Pay Reduction Agreement entered into during an annual enrollment period. No election shall be effective to defer under the Plan any Compensation which is earned by the Participant on or before the first day of the Plan year for which the Pay Reduction Agreement is entered into. The Pay Reduction Agreement and any revocation thereof shall contain such information as may be reasonably required by the Committee and shall be executed at the time and in the manner prescribed by the Committee.


      5.2 Upon a Participant's termination of employment for any reason other than death, all amounts which are credited to the Participant's Account shall be distributed to the Participant in the form of:

(1) a single lump-sum payment when the Participant's employment is terminated or at the end of the post-termination deferral period selected by the Participant, or

(2) in approximately equal annual or semi-annual installment payments over not less than two or more than ten years commencing when the
         Participant's employment is terminated or at the end of the post-termination deferral period selected by the Participant.

A post-termination deferral shall be for a period of at least one year but not more then five years from the date the Participant's employment is terminate. The Participant's distribution election shall be made when the Participant first elects to participate in the Plan. The Participant may amend or revoke the distribution election at any time prior to the Participant's termination of employment, but any such amendment or revocation must be made at least twelve months prior to the initial distribution. If the Participant does not elect a post-termination deferral, the distribution of a lump-sum payment or the first installment payment shall be made within 120 days after the Participant's termination of employment. If the Participant elected a post-termination deferral, the lump-sum payment or the first installment payment shall be made within 120 days after the end of the deferral period. If the Participant elects a post-termination deferral or elects installment payments, the Participant shall be eligible to invest the remaining balance in the Participant's Account as provided in section 4.2. A lump sum distribution with no post-termination deferral will be made for participants who do not make a distribution election.

      5.3 Upon a Participant's death prior to termination of employment or prior to the complete distribution of the Participant's Account, all amounts credited to the Participant's Account shall be distributed to (a) the Participant's named beneficiary, or (b) if the named beneficiary predeceases the Participant or if the Participant did not name a beneficiary, to the Participant's estate.
Distributions to the named beneficiary shall be in the form of (1) a single lump-sum payment or (2) in approximately equal annual or semi-annual installment payments over not less than two nor more then ten years as elected by the beneficiary. The beneficiary's distribution election must be made within 90 days of the Participant's date of death. If an election is not made, the beneficiary shall receive a lump-sum payment. The distribution of a lump-sum payment or the first installment payment to a beneficiary shall be made within 90 days after the beneficiary makes or fails to make a distribution election. In the event the beneficiary elects installment payments, the beneficiary shall be eligible to invest the remaining balance in the Account as provided in section 4.2 as if the beneficiary is a Participant. In the event a beneficiary receiving installment payments shall die prior to a complete distribution of the Account, the remaining balance in the Account shall be paid to the beneficiary's estate within 120 days after the Committee is notified of beneficiary's death. The distribution of a lump-sum payment to the Participant's estate shall be made within 120 days after the Participant's date of death.

      5.4 Each Participant shall have the right to designate a beneficiary or beneficiaries who shall receive the balance of the Participant's Account if the Participant dies prior to the complete distribution of the Participant's Account. Any designation, or change or rescission thereof, shall be made by completing and furnishing to the Committee the appropriate beneficiary form prescribed by the Committee. The last designation of beneficiary received by the Committee prior to the death of the Participant shall control.


                                   ARTICLE VI

                             TAXES AND TAX TREATMENT

      6.1 Each Participant agrees that as a condition of participation in the Plan, the Company may withhold federal, state and local income taxes, Social Security taxes and Medicare Taxes from any distribution hereunder to the extent that such taxes are then payable.

      6.2 The adoption and maintenance of the Plan is conditioned upon (1) the applicability of section 451(a) of the Code to the Participant's recognition of gross income as a result of participation herein, (2) the fact that the Participants will not recognize gross income as a result of participation in the Plan unless and until and then only to the extent that distributions are received, (3) the applicability of section 404(a)(5) of the Code to the deductibility of the amounts distributed to the Participants hereunder, (4) the fact that the Company will not receive a deduction for amount credited to any Account unless and until and then only to the extent that amounts are actually distributed and (5) the inapplicability of the provisions of Titles 2, 3, and 4 of ERISA. If the Internal Revenue Service, Department of Labor or any court of competent jurisdiction determines or finds as a fact or legal conclusion that any of the above conditions is untrue and issues an assessment, determination, opinion or report to such effect, or if in the opinion of counsel to the Company any one of the above assumptions is incorrect, then the Company shall have the option to terminate this Plan as provided in section 8.1.


                                   ARTICLE VII

                                 Administration

      7.1 The Committee shall (i) administer and interpret the terms and conditions of the Plan, (ii) establish reasonable procedures with which Participants must comply to exercise any right established hereunder, and (iii) be permitted to delegate its responsibilities or duties hereunder to any person or entity. The rights and duties of the Participants and all other persons and entities claiming an interest under the Plan are subject to, and governed by, such acts of administration, interpretation, procedure and delegation.

      7.2 The Committee may employ agents, attorneys, accountants, or other persons and allocate or delegate to them powers, rights, and duties all as the Committee may consider necessary or advisable to properly carry out the administration of the Plan.

      7.3 The Company shall maintain, or cause to be maintained, records showing the individual credit balances of each Participant's Account. Each Participant shall be furnished with quarterly statements setting forth the value of the total credits to the Participant's Account.


                                  ARTICLE VIII

                            Amendment or Termination

      8.1 The Company intends to continue the Plan indefinitely but reserves the right to modify the Plan from time to time, or to terminate the Plan entirely or to direct the permanent discontinuance or temporary suspension of Contributions under the Plan; provided that no such modification, termination, discontinuance or suspension shall affect or otherwise deprive a Participant or beneficiary of any distributions to which they may be entitled under the Plan.



                                   ARTICLE IX

                                  Miscellaneous

      9.1 Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon a Participant any right to continue in the employ of the Company.

      9.2  In  the  event  the  Committee  shall  find  that  a  Participant  or beneficiary is unable to care for his or her affairs because of illness or accident, the Committee may direct that any payment due the Participant or the beneficiary be paid to the duly appointed legal representative of the
Participant or beneficiary, and any such payment so made shall be a complete discharge of the liabilities of the Plan and the Company.

      9.3 The Plan shall be construed and administered according to the laws of the State of Ohio.

                                    ARTICLE X

                                Change In Control

      10.1 Notwithstanding any provisions of the Plan to the contrary, if a Change in Control, as defined in Section 10.2, of the Corporation occurs, all benefits accrued as of the date of the Change in Control shall be fully vested and non-forfeitable.

      10.2 A "Change in Control" of the Corporation shall be deemed to have occurred if (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 ("Exchange Act")), other than any company owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation or a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 25 percent of the then outstanding voting stock of the Corporation, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, together with any new Directors (other than a director nominated by a person (x) who has entered into an agreement with the Corporation to effect a transaction described in Section 10.2(i), (iii) or (iv) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change In Control) whose election or nomination for election was approved by a vote of at least two-thirds of the Directors then still in office who were either Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; or (iii) the consummation of a merger or consolidation of the Corporation with any other entity, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50 percent of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the shareholders of the Corporation approve a plan of complete liquidation of the Corporation, or an agreement for the sale or disposition by the Corporation (in one transaction or a series of transactions) of all or substantially all of the Corporation's assets.

      Notwithstanding the foregoing, a Change in Control shall not be deemed to occur as a result of the consummation of the transactions contemplated in the Agreement and Plan of Merger by and among the Corporation, Augusta Acquisition Corporation and Central and South West Corporation dated as of December 21, 1997, nor thereafter as a result of any event in (i) or (iii) above, if Directors who were members of the Board prior to such event continue to constitute a majority of the Board after such event.

For purposes of this Section 10.2, "Board" shall mean the Board of Directors of the Corporation, and "Director" shall mean an individual who is a member of the Board.
                                   ARTICLE XI

                                Claims Procedure

      11.1 If a Participant makes a written request alleging a right to receive benefits under the Plan or alleging a right to receive an adjustment in benefits being paid under the Plan, the Committee shall treat it as a claim for benefits. All claims for benefits under the Plan shall be sent to the Committee and must be received within 75 days after the Participant's termination of employment. If the Committee determines that any Participant who has claimed a right to receive benefits, or different benefits, under the Plan is not entitled to receive all or any part of the benefits claimed, it will inform the claimant in writing of its determination and the reasons therefor in terms calculated to be understood by the claimant. The notice will be sent within 90 days of the claim unless the Committee determines additional time, not exceeding 90 days, is needed. The notice shall make specific reference to the pertinent Plan provisions on which the denial is based, and describe any additional material or information, if any, necessary for the claimant to perfect the claim and the reason any such addition material or information is necessary. Such notice shall, in addition, inform the claimant what procedure the claimant should follow to take advantage of the review procedures set forth below in the event the claimant desires to contest the denial of the claim. The claimant may within 90 days thereafter submit in writing to the Committee a notice that the claimant contests the denial of the claim by the Committee and desires a further review. The Committee shall within 60 days thereafter review the claim and authorize the claimant to appear personally and review pertinent documents and submit issues and comments relating to the claim to the persons responsible for making the determination on behalf of the Committee. The Committee will render its final decision with specific reasons therefore in writing and will transmit it to the claimant within 60 days of the written request for review, unless the Committee determines additional time, not exceeding 60 days, is needed, and so notifies the claimant. If the Committee fails to respond to a claim filed in accordance with the foregoing within 90 days or any such extended period, the Committee shall be deemed to have denied the claim.